Exhibit 10.1

WARRANT CANCELLATION AGREEMENT

This Warrant Cancellation Agreement (this “Agreement”) is entered into as of August 4, 2026, by and between ClearOne, Inc., a Nevada corporation (the “Company”), and First Finance Ltd. (the “Warrantholder,” and together with the Company, the “Parties”) of stock purchase warrants (collectively, the “Warrants”) to purchase an aggregate of up to 437,500 shares of the Company’s common stock (the “Common Stock”).

WHEREAS, the Warrantholder wishes to cancel and extinguish the Warrants such that the Warrants will no longer be outstanding and cease to represent the right to acquire shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Cancellation of the Warrants. Effective as of the date of this Agreement, the Parties agreed that the Warrants shall be automatically canceled and extinguished, no longer be outstanding and cease to represent the right to acquire shares of the Common Stock, with no further action required by either the Company or the Warrantholder (the “Cancellation”). Each party to the Warrants agrees to waive, and hereby waives, any and all rights that such party may have pursuant to the Warrants, including, without limitation, any notice or procedural requirements or other provisions contained in any agreements relating to the Warrants. Effective upon the Cancellation, the Warrants will have no further force or effect and the Company will not have any further obligations to the Warrantholder with respect to the Warrants.

2.Representations and Warranties. The Warrantholder hereby represents and warrants that: (a) it is the sole beneficial and record owner and holder of the Warrants, free and clear of all liens, claims, restrictions, pledges, security interests and encumbrances; (b) it has the full capacity, power, authority and legal right to execute and deliver this Agreement and perform the terms hereof; (c) this Agreement has been duly executed and delivered by the Warrantholder and constitutes his valid, binding and enforceable obligation; (d) there is no contractual obligation, or obligation under any law or court order, pursuant to which the Warrantholder has, directly or indirectly, granted any option, warrant or other right to any person to acquire the Warrants issued to the Warrantholder or shares of capital stock issuable upon exercise of the Warrants; and (e) the execution, delivery and performance of this Agreement by the Warrantholder does not and will not, (i) violate any law or any order, judgment or decree of any court or other governmental or regulatory authority, or (ii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Warrantholder is a party or by which he is bound.

3.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada (without giving effect to principles of conflicts of laws).

4.Severable Provisions; Headings; Construction. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

5.Entire Agreement. This Agreement constitute the entire agreements between the Parties hereto pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties including, without limitation, any agreement relating to the Warrants. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the Parties to be bound thereby. This Agreement shall be binding upon all successors and assigns of the Parties.

6.Further Assurances. The Warrantholder will, upon request, execute and deliver any additional documents reasonably deemed necessary by the Company in connection with the cancellation of the Warrants.

7.Counterparts and Facsimile or Electronic Transmission. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all Parties, but all of which counterparts when taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission in a pdf. file or other similar image file, shall be effective as delivery of a manually executed counterpart thereof.

[Remainder of Page Intentionally Left Blank]

1

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

CLEARONE, INC.
By:	/s/ Simon Brewer
Name:	Simon Brewer

FIRST FINANCE LTD.
By:	/s/ Andrew Hromyk
Name:	Andrew Hromyk

2